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                                                                    EXHIBIT 23.1





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report on the consolidated financial statements of Hilton Hotels Corporation dated February 3, 2000, included with Hilton Hotels Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Los Angeles, California
May 4, 2000